EXHIBIT 10.1


                           STOCK PURCHASE AGREEMENT

                    STOCK PURCHASE AGREEMENT (this "Agreement") made and entered into this 19th day of May, 1997, by and among US Airways Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), British Airways Plc, a public limited company organized and existing under the laws of England and Wales ("BA"), and BritAir Acquisition Corp. Inc., a corporation organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of BA (the "Seller").

                              W I T N E S S E T H :

                    WHEREAS, the Seller owns 30,000 shares of Series F Cumulative Convertible Senior Preferred Stock ("Series F Preferred Stock"), 152.1 shares of Series T-1 Cumulative Convertible Exchangeable Senior Preferred Stock ("Series T-1 Preferred Stock", and together with Series F Preferred Stock, the "Preferred Stock") of the Company; and

                    WHEREAS, the Company desires to purchase from Seller, and the Seller is willing to sell to the Company 1940.636 shares of Series F Preferred Stock and all 152.1 shares of the Series T-1 Preferred Stock owned by the Seller (collectively, the "Preferred Shares");

                    WHEREAS, in view of Seller s agreement to sell the Preferred Shares to the Company, the Company agrees to waive certain of its rights under the Investment Agreement made and entered into January 21, 1993, by and between the Company and BA, as amended (the Investment Agreement );

                    WHEREAS, pursuant to Section 7.2 of the Investment Agreement, BA has delivered a notice to the Company stating BA s intention to sell Series T-2 Cumulative Convertible Exchangeable Senior Preferred Stock (the Series T-2 Preferred Stock ), and on the date hereof the Company is delivering a notice to BA, a copy of which is attached hereto as Annex A, stating that the Company intends to exercise its right of first offer with respect to such Series T-2 Preferred Stock, such purchase to be consummated on May 29, 1997 or such earlier date as the parties hereto shall mutually agree;

                    NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

                    1. Representations, Warranties and Agreements of the Seller. The Seller represents and warrants to the Company that:

                    (a)  Seller is a corporation duly organized.
               validly existing and in good standing under the laws of the State of Delaware, and BA is a public limited company duly organized and validly existing under the laws of England and Wales. The Seller has the corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Preferred Shares in accordance herewith.

                    (b) Neither the execution nor the delivery of this Agreement nor the sale of the Preferred Shares nor the Seller s or BA s performance of any of their respective covenants and agreements hereunder will, directly or indirectly,(i) contravene, conflict with, or result in a violation of the certificate of incorporation or bylaws of the Seller or the Memorandum and Articles of Association of BA or any resolution adopted by the Board of Directors of the Seller or BA;
               (ii) contravene, conflict with, or result in a violation of any federal, state, local, foreign, international, or administrative rule, law, ordinance, regulation, statute, (iii) contravene, conflict with, or result in a violation or breach of, or give any person the right to exercise any remedy under, or accelerate the maturity or performance of, or cancel, terminate or modify any contract to which the Seller or BA is a party or by which the Seller or BA may be bound or (iv) give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby.

                    (c) Immediately prior to the Closing (as defined below), the Seller will have good and valid title to the Preferred Shares, free and clear of all liens, encumbrances, equities or claims (other than pursuant to the Investment Agreement and this Agreement); and, upon delivery of the Preferred Shares and payment therefor pursuant hereto, good and valid title to the Preferred Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Company.

                    (d) All sales by Seller or BA of the shares of common stock, par value $1.00 per share, of the Company (the Common Stock ) into which the shares of the Series F Preferred Stock that are not being sold and purchased hereunder (the Remaining Series F Shares ) are convertible (the Common Shares ), shall be made pursuant to an exemption from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under such act.

                    2.   Representations and Warranties of the
          Company. The Company represents and warrants to the Seller and BA that:

                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into this Agreement and to purchase the Preferred Shares in accordance herewith.

                    (b) Neither the execution nor the delivery of this Agreement nor the purchase of the Preferred Shares nor the Company s performance of its covenants and agreements hereunder will, directly or indirectly,(i)contravene, conflict with, or result in a violation of the certificate of incorporation or bylaws of the Company or any resolution adopted by the Board of Directors of the Company; (ii) contravene, conflict with, or result in a violation of any federal, state, local, foreign, international, or administrative rule, law, ordinance, regulation, statute, or treaty, including, without limitation, the provisions of the General Corporation Law of the State of Delaware relating to the repurchase or redemption of stock,
               (iii) contravene, conflict with, or result in a violation or breach of, or give any person the right to exercise any remedy under, or accelerate the maturity or performance of, or cancel, terminate or modify any contract to which the Company is a party or by which the Company may be bound or (iv) give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby.

                    (c) (i) The issued and outstanding capital stock of the Company consisted of, as of April 30, 1997, 65,274,768 shares of Common Stock, 358,000 shares of Series A Cumulative Convertible Preferred Stock, 42,625.5 shares of the Series B Cumulative Convertible Preferred Stock, and consists of, as of the date hereof, 30,000 shares of the Series F Preferred Stock,
               152.1 shares of the Series T-1 Preferred Stock, and 9,919.8 shares of the Series T-2 Preferred Stock; (ii) as of the date hereof, 1940.636 shares of the Series F Preferred Stock, 152.1 shares of the Series T-1 Preferred Stock and 9,919.8 shares of the Series T-2 Preferred Stock represent, upon conversion, 1,000,000, 74,195 and 3,757,500 shares of Common Stock, respectively; (iii) as of the date hereof, each Conversion Price (as such term is defined in each of the Certificates of Designation of the Preferred Stock) used to calculate the conversions in (ii) above fully and accurately reflects any adjustments to such Conversion Price required pursuant to Section 8 of the respective Certificates of Designation of the Preferred Stock.

                    3.   Purchase and Sale of Preferred Shares.

                    (a) Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Company, and the Company agrees to purchase from the Seller, the Preferred Shares for the aggregate of the respective purchase prices (the Aggregate Purchase Price ) set forth by series below:

                                                              Total
                                Number          Price        Purchase
      Series                  of Shares      per Share        Price
--------------------------    ---------   --------------   --------------
Series F Preferred Stock      1940.636    $12,693.708145   $24,633,867.00

Series T-1 Preferred Stock     152.1       12,926.80802      1,966,168.50

                                Aggregate Purchase Price   $26,600,035.50
                                                           ==============

                    (b) Certificates evidencing the Preferred Shares will be made available for inspection by the Company at 3:00 p.m., New York time, on the business day prior to, or two business days prior to, the Closing Date (as defined below), at a meeting at the offices of Sullivan & Cromwell referred to in Section 3(c) hereof (such meeting, the Pre-Closing ). A representative of the Company or of such office or agency maintained for the purpose of effecting conversions of the Series F Preferred Stock (the Company or such office or agency, the Transfer Agent ) shall attend the Pre-Closing for the purpose of preparing, and exchanging Seller s certificate for the Series F Preferred Stock for, two certificates, the first representing the shares of the Series F Preferred Stock to be sold to the Company pursuant to this Agreement and the second representing the Remaining Series F Shares.

                    (c) Certificates evidencing the Preferred Shares, together with appropriate instruments for the transfer thereof to the Company, shall be delivered by the Seller to the Company against payment by the Company of the Aggregate Purchase Price therefor by wire transfer of immediately available funds to the account of the Seller at a bank to be identified to the Company at least one day prior to the Closing. Such delivery shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, or at such other location as the Seller and the Company may agree to in writing. The time and date of payment and delivery shall be 9:30 a.m., New York time, on May 22, 1997, or such other time and date as the Seller and the Company may agree to in writing. The parties hereby agree that the consummation of the Company s purchase of the Series T-2 Preferred Stock pursuant to the Company s right of first offer pursuant to Section 7.2 of the Investment Agreement shall occur on the Closing Date at the same time and place set for the Closing. The exchange of the Preferred Shares for the Aggregate Purchase Price therefor is herein referred to as the "Closing". The date on which such Closing occurs is herein referred to as the "Closing Date".

                    4.   Covenants of the Company.  The Company
          covenants to, and agrees with, BA and the Seller that:

                    (a)  Following delivery to the Company by
               Sullivan & Cromwell, counsel to BA and the Seller, of their opinion (the Legal Opinion ), dated the date of such delivery, in substantially the form attached as Annex 4(a) hereto, upon request in writing from the Seller that the Remaining Series F Shares be converted into shares of the Common Stock, the Company shall, or shall cause the Transfer Agent to, ensure (i) that such conversion is effected within one Business Day (as used in this Agreement the term Business Day shall mean any day on which the New York Stock Exchange is open for business) after the surrender to the Company of the certificate representing the Remaining Series F Shares and (ii) that, subject to paragraph (b) below, the certificate in Seller s name representing the Common Shares be prepared bearing only a legend (the Contractual Restrictions Legend ) to the effect that the securities represented by such certificate are subject to restrictions on transfer pursuant to the terms of the Investment Agreement, and any sale or disposition thereof must be made in compliance with applicable provisions of such Investment Agreement, including without limitation those described in
               Article VII and Article VIII thereof. Such certificate shall be delivered to the Seller at the offices of Sullivan & Cromwell referred to in Section 3(c) not later than 3:00 p.m. New York time on such first Business Day following request therefor. The certificate representing the Remaining Series F Shares described in Section 3(b) hereof shall bear only the Contractual Restrictions Legend if the Legal Opinion shall have been delivered to the Company at least one Business Day prior to the Pre-Closing and the Seller shall request that the certificate be so prepared.

                    (b)  At such time as the Seller and, if
               applicable, BA shall enter into an underwriting agreement (an Underwriting Agreement ) with one or more underwriters (the "Underwriters") containing a covenant from the Underwriter in substantially the form attached as Annex 4(c) hereto, within one Business Day of a request by the Seller therefor, the Company shall, or shall cause the Transfer Agent to, remove the Contractual Restrictions Legend from the certificate representing the Common Shares or issue a new certificate that does not bear the Contractual Restrictions Legend, in either case, with the effect that the resulting certificate for the Common Shares shall no longer be legended.

                    (c) The sale of the Common Shares pursuant to an Underwriting Agreement shall be an "underwritten public offering" constituting a Permitted Offering as such terms are, respectively, used and defined in Section 7.1(b)(i) of the Investment Agreement. If Seller sells the Common Shares in an underwritten public offering pursuant to an Underwriting Agreement, entered into by Seller and one or more of the underwriters set forth on Annex 7(a)(i) hereto containing covenants from the Underwriters in the form attached as Annex 4(c) hereto, then with respect to such sale to such Underwriters and with respect to the initial resale of the Common Shares by such Underwriters the Company hereby waives BA s and Seller s obligation under Section 7.1(b)(i) of the Investment Agreement to sell the Common Shares in the United States and to use best efforts to prevent sales to any person that would become, as the result of such offering, the beneficial owner of more than 5% of the outstanding Common Stock.

                    (d) The Company shall, prior to the Closing Date, supplementally list, subject to notice of issuance, the Common Shares on the New York Stock Exchange. The Company shall, or shall cause its Transfer Agent, to immediately file notice of issuance to effect such listing upon the surrender to the Company of the certificate representing the Remaining Series F Shares for exchange into the Common Shares.

                    (e) Except as set forth in this subparagraph (e), the Seller s registration rights set forth in Article VIII of the Investment Agreement shall not be affected by the parties entry into this Agreement and shall remain in effect. The Company shall not withdraw the Registration Statement on Form S-1 (the "Form S-1") relating to the Preferred Stock prior to the "Termination Date": provided, however, that the Company shall take such actions as it deems necessary to cause the Securities and Exchange Commission not to declare the Form S-1 effective prior to June 16, 1997. Upon written notice from the Seller to the Company delivered on or after June 16, 1997 stating that, while registration is not necessary under the Securities Act of 1933, an effective registration statement relating to the Common Shares would facilitate the marketing of such shares, the Company shall use reasonable efforts to (a) amend as promptly as practicable the Form S-1 to provide for the sale by the Seller of the Common Shares and (b) cause such amended Form S-1 to be declared effective under the Securities Act of 1933 as promptly as practicable. As used in this subparagraph (e), the "Termination Date" shall be the earlier of (i) the first date following the issuance of the Common Shares on which BA and the Seller hold in the aggregate not more than 1,000,000 Common Shares and (ii) the date on which the Company is no longer required to keep the Form S-1, whether or not amended, effective under
               Section 8.1(b)(ix) of the Investment Agreement.

                    (f) The record date for the May 30, 1997 dividend on the Preferred Shares, the Remaining Series F Shares and the 9,919.8 shares of Series T-2 Preferred Stock owned as of the date hereof by the Seller shall be May 20, 1997. The Seller shall be entitled to receive the dividend on all such shares, in respect of the dividend payment period ending May 30, 1997.

                    (g) Prior to consummation of the sale by the Seller of the Common Shares, the Company shall not redeem any shares of the Remaining Series F Shares or any of the Common Shares into which such shares are converted.

                    5. Covenants of BA and the Seller. BA and the Seller covenant to, and agree with, the Company that:

                    (a) On or prior to June 3, 1997, the Seller shall surrender to the Company a certificate evidencing the Remaining Series F Shares and deliver a written request to the Company to convert the Remaining Series F Shares into Common Shares, as described in Sections 4(a) and 4(b) hereof.

                    (b) The Seller and BA hereby acknowledge that none of (x) the execution and delivery by the Company of this Agreement with the form of Legal Opinion attached hereto, (y) the acceptance by the Company of the final, executed Legal Opinion or (z) the removal of the restrictive legend from the certificate representing the Remaining Series F Shares or the Common Shares, shall be deemed to evidence the Company s agreement or acknowledgment that the matters set forth in the Legal Opinion are accurate or complete.

                    (d) BA shall cause the Seller to comply with the Seller s covenants and other agreements under this Agreement.

                    6. Waivers of the Company. The Company hereby waives the right of first offer set forth in Section 7.2 of the Investment Agreement with respect to the Common Shares.

                    7. Conditions to Closing of the Company. The obligation of the Company to accept and pay for the Preferred Shares is subject to the following conditions:

                    (a) The representations and warranties of the Seller contained herein shall be true and correct when made and as of the Closing Date.

                    (b) The Seller shall have performed and complied with all agreements on its part to be performed or complied with prior to or on the Closing Date pursuant hereto.

                    8. Conditions to Closing of the Seller. The obligation of the Seller to deliver the Shares is subject to the following conditions:

                    (a) The representations and warranties of the Company contained herein shall be true and correct when made and as of the Closing Date.

                    (b) The Company shall have performed and complied with all agreements on its part to be performed or complied with prior to or on the Closing Date pursuant hereto.

                    (c) The Company shall have supplementally listed the Common Shares, subject to notice of issuance, on the New York Stock Exchange.

                    9. Expenses. The Seller agrees with the Company that the Seller will pay or cause to be paid (i) the fees, disbursements and expenses of counsel to the Seller in connection with the transactions contemplated by this Agreement and (ii) all other expenses (including taxes) incurred by or imposed on the Seller incident to the sale and delivery of the Preferred Shares and the Common Shares. The Company will pay (i) all fees and expenses in connection with supplementally listing the Common Shares on the NYSE
          (ii) all of its own costs and expenses, including the fees, disbursements and expenses of its counsel and (iii) all other expenses (including taxes) incurred by or imposed on the Company incident to the purchase of the Preferred Shares by it.

                    10.  Specific Performance.   The parties hereto
          each acknowledge that in view of the uniqueness of the subject matter hereof, they would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                    11.  Survival of Agreements, Etc.  All
          representations, warranties, covenants and agreements made herein or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing of the purchase and sale of the Preferred Shares.

                    12.  Non-Assignability and Successors.  This
          Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by either party. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, BA and the Seller, and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

                    13. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                    14.  Amendments.  This Agreement cannot be
          modified, amended or terminated except by an instrument in writing signed by the Company, BA and the Seller; provided, however, that any provision of this Agreement may be waived only by the party to be charged with the waiver but only by a duly executed writing.

                    15.  Time of Essence.  Time shall be of the
          essence in this Agreement.

                    16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

                    17.  Notices.  All notices and other
          communications hereunder shall be in writing and shall be sent by facsimile with a hard copy to follow by overnight courier as follows:

                    If to the Seller:

                    BritAir Acquisition Corp. Inc.
                    1105 North Market Street
                    Suite 1300
                    P.O. Box 8985
                    Wilmington, DE  19899
                    Attention:  Paul Jasinski
                    Telephone: (718) 397-4250
                    Fax: (718) 397-4268

                    with copies to

                    British Airways Plc
                    Speedbird House
                    Heathrow Airport (London)
                    Hounslow TW6 2JA
                    England
                    Attention:  Legal Director
                    Telephone:  011-44-181-562-5880
                    Fax:  011-44-181-562-5621

                    and

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York 10004
                    Attention:  Benjamin F. Stapleton
                    Telephone: (212) 558-4000
                    Fax: (212) 558-3588

                    If to the Company:

                    US Airways Group, Inc.
                    Crystal Park Four
                    2345 Crystal Drive
                    Arlington, Virginia  22227
                    Attention:  General Counsel
                    Telephone:  (703) 418-5210
                    Fax: (703) 418-5208

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Attention:  Peter Allan Atkins
                    Telephone: (212) 735-3000
                    Fax: (212) 735-2000

                    18. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company, on the one hand, and BA and the Seller, on the other hand, provides the waiver by the Company of certain of its rights under the Investment Agreement to the extent provided herein and supersedes all prior agreements and understandings relating to the subject matter hereof, except the Investment Agreement.

                    19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

                    20.  Consent to Jurisdiction; Service of Process.
          (a) The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of any Federal or State court located in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement.
          The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court. The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in such court shall be conclusive and binding upon the parties.

                    (b) Each party hereby consents to process being served in any suit, action or proceeding of the nature referred to in subsection (a) above by the sending of a copy thereof in accordance with the provisions of Section 17 of this Agreement. Nothing in this Section 20 shall affect the right of any party to serve process in any manner permitted by law.


                    IN WITNESS WHEREOF, the Company, BA and the Seller have executed this Agreement as of the day and year first above written.

                                   US AIRWAYS GROUP, INC.

                                   By: ______________________________
                                       Name:
                                       Title:

                                   BRITISH AIRWAYS PLC

                                   By: ______________________________
                                       Name:
                                       Title:

                                   BRITAIR ACQUISITION CORP. INC.

                                   By: ______________________________
                                       Name:
                                       Title:


                                                                 Annex  4(c))

                    The Underwriter has been informed by the Seller that compliance with Section 7.1(b)(i) of the Investment Agreement requires that the Common Shares shall be sold in an underwritten public offering, primarily in the United States, and that in order to satisfy that requirement BA and the Seller are relying on the Underwriter to comply, and the Underwriter agrees that it will comply, in connection with the resale by the Underwriter of the Common Shares, with the following requirements:

               (a) The Common Shares shall be offered to the public in a manner consistent with the procedures that have been employed by the Underwriter in an underwritten public offering of common stock;

               (b) The Underwriter shall not sell more than 4,000,000 Common Shares to any person; and

               (c) Not more than an aggregate of 3,000,000 Common Shares shall be offered or sold by the Underwriter outside the United States and such offers and sales are made only to foreign institutional investors set forth on Annex 3(c) hereto (which Annex 3(c) will be agreed prior to execution of the Underwriting Agreement by Lazard Freres & Co. LLC & Gleacher NatWest, Inc.)


                                                         Annex 7(a)(i)

                              List of Underwriters

          Credit Suisse First Boston Corporation
          Goldman, Sachs & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          Morgan Stanley & Co. Incorporated
          Lehman Brothers Inc.
          Donaldson, Lufkin & Jenrette Securities Corporation